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                                                                   Exhibit 10.24

                                   TOO, INC.

                          SECOND AMENDED AND RESTATED
                  1999 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS
   (Amended by the Board of Directors on May 10, 2000 and February 15, 2001)

1.   PURPOSE

     The purpose of the Too, Inc. 1999 Stock Plan for Non Associate Directors (the "Plan") is to promote the interests of Too, Inc. (the "Company") and its shareholders by increasing the proprietary interest of non-associate directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock, par value $.01 per share, (the "Shares") of the Company and by awarding Shares to such directors in respect of a portion of the Retainer (as defined in Section 6(b)) payable to such directors.

2.   ADMINISTRATION

     The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.   ELIGIBILITY

     The class of individuals eligible to receive grants of options and awards of Shares in respect of the Retainer under the Plan shall be directors of the Company who are not associates of the Company or its affiliates ("Eligible Directors"). Any holder of an option or Shares granted hereunder shall hereinafter be referred to as a "Participant."

4.   SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 7, an aggregate of 250,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options or in respect of the Retainer may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.   GRANT, TERMS AND CONDITIONS OF OPTIONS

     (a) On the date of an Eligible Director's initial election to the Board, such Eligible Director will be granted an option to purchase 5,000 Shares.

     (b) Subsequently, on the date of each annual meeting of the Company's shareholders, each Eligible Director will be granted an option to purchase 5,000 Shares.

     (c) Eligible Directors may also be granted options to purchase Shares by action of the Board of Directors.

     (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and shall have the following terms and conditions:
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        (i)     PRICE. The purchase price per Share deliverable upon the
     exercise of each option shall be one hundred (100) percent of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, "Fair Market Value" shall be determined in accordance with procedures established in good faith by the Board of Directors.

         (ii) PAYMENT. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

         (iii) EXERCISABILITY AND TERMS OF OPTIONS. Options shall become exercisable in annual 25% annual installments commencing on the first anniversary of the date of grant, provided the holder of such Option is an Eligible Director on such anniversary, and shall be exercisable until the earlier of ten (10) years from the date of grant and the expiration of the one (1) year period provided in paragraph (iv) below.

         (iv) TERMINATION OF SERVICE AS ELIGIBLE DIRECTOR. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one
     (1) year from the date on which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

         (v) NONTRANSFERABILITY OF OPTIONS. No option may be assigned alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

         (vi) OPTION AGREEMENT. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

     (e) CHANGE IN CONTROL. Immediately upon a "Change in Control" of the Company, all outstanding options, whether or not vested at that time, shall fully vest and be immediately exercisable. For purposes of the Plan, "Change in Control" means the occurrence of any of the following:

          (i) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities (a "25% Shareholder") provided however, that the term 25% Shareholder shall not include any Person if such Person would not otherwise be a 25% Shareholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "25% Shareholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares of the Company then outstanding, and (B) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 25% or more of the voting shares of the Company then outstanding. In calculating the percentage of the outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection (e)(i), voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company
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     determines in good faith that a Person that would otherwise be a 25%
     Shareholder pursuant to the foregoing provisions of this subsection (e)(i) has become such inadvertently, and such Person (a) promptly notifies the Board of Directors of such status and (b)as promptly as practicable thereafter, either divests of a sufficient number of voting shares so that such Person would no longer be a 25% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting voting shares, to be eliminated such that such Person would no longer be a 25% Shareholder as defined pursuant to this subsection (e)(i), then such Person shall not be deemed to be a 25% Shareholder for any purposes of this Agreement. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 25% Shareholder shall be conclusive and binding; or

       (ii) A change in composition of the Board of Directors of the Corporation occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (A) first elected or appointed as a Director prior to May 10, 2000; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

       (iii)   Any of the following occurs:

               (A) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

               (B) a sale, exchange, or other disposition (in a single transactionor a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets aggregating more than 50% of the assets of the Corporation on a consolidated basis;

               (C)  a liquidation or dissolution of the Corporation;

               (D) a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

               (E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

6.   GRANT OF SHARES

     (a) Fifty (50) percent of the Retainer of each Eligible Director shall be paid in quarterly installments in a number of Shares equal to the quotient of (i) fifty (50) percent of the Retainer divided by (ii) the Fair Market Value on the Retainer Payment Date. Cash shall be paid to an Eligible Director in lieu of a fractional Share.

     (b) For purposes of this Plan "Retainer" shall mean the portion of the annual retainer payable to an Eligible Director (as defined in Section 3) for any fiscal quarter of the Company and "Retainer Payment Date" shall mean the last business day of the Company's relevant fiscal quarter.

7.   ADJUSTMENT OF AND CHANGES IN SHARES

     In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or
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decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

8.   NO RIGHTS OF SHAREHOLDERS

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

9.   PLAN AMENDMENTS

     The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto subject, to the extent deemed necessary or desirable to comply with applicable law, to the approval of the Company's shareholders.

10.  LISTING AND REGISTRATION

     Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

11.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on the date the Company's Shares are distributed by The Limited, Inc. to its shareholders. The Plan shall terminate the day following the tenth (10/th/) Annual Shareholders Meeting of the Company at which Directors are elected succeeding such distribution, unless the Plan is extended or terminated at an earlier date by the Company's shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.

     IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated Stock Plan for Non-Associate Directors to be executed by its duly authorized officer this 22/nd/ day of May, 2001.

                                      TOO, INC.

                                      By: /s/ Kent A. Kleeberger
                                          ------------------------
                                      Name:  Kent A. Kleeberger
                                      Title: Executive Vice President - Chief
                                             Financial Officer,
                                             Logistics and Systems
                                             Secretary and Treasurer